Exhibit 99.1

THE HIGH COURT

COMMERCIAL

2016 No. 377 COS

IN THE MATTER OF FLEETMATICS GROUP PLC

AND IN THE MATTER OF THE COMPANIES ACT 2014

AND IN THE MATTER OF SECTIONS 449 TO 454 OF THE COMPANIES ACT 2014

AND IN THE MATTER OF SECTIONS 84 TO 86 OF THE COMPANIES ACT 2014

NOTICE IS HEREBY GIVEN pursuant to section 453(2)(b)(i) of the Companies Act 2014 that, at a meeting convened by the directors of Fleetmatics Group PLC, having its registered office at Floors 1 and 2, Block C, Cookstown Court, Cookstown Industrial Estate, Tallaght, Dublin 24, Ireland (the “Company”) pursuant to the provisions of section 450 of the Companies Act 2014 and held on 12 October 2016 (the “Scheme Meeting”), a special majority at the Scheme Meeting voted in favour of a resolution agreeing to a proposed scheme of arrangement between the Company and the Scheme Shareholders (as defined therein). The scheme of arrangement, if sanctioned by the High Court of Ireland, will involve the take-over of the Company by Verizon Business International Holdings B.V., a private limited company incorporated under the laws of the Netherlands and a wholly-owned subsidiary of Verizon Communications Inc., a Delaware corporation.

NOTICE IS ALSO HEREBY GIVEN that at an extraordinary general meeting of the Company also held on 12 October 2016 a special resolution was passed, subject to the sanction of the High Court of Ireland for the reduction of the Company’s issued share capital by the cancellation of the Cancellation Shares (as defined in the scheme of arrangement).

FURTHER NOTICE IS HEREBY GIVEN that the High Court of Ireland has directed that an application by the Company for Orders, inter alia, pursuant to:

1.	Section 453(2) of the Companies Act 2014 sanctioning the proposed scheme of arrangement between the Company and the Scheme Shareholders (as defined therein); and

2.	Sections 84(2) and 85(6) of the Companies Act 2014 confirming the reduction of the share capital of the Company as approved by the special resolution of the Company passed at an EGM of the Company held on 12 October 2016, shall be heard by the Irish High Court at 11.00am (Dublin time) on 4 November 2016 at The Four Courts, Inns Quay, Dublin 7, Ireland.

Maples and Calder

Solicitors for the Company

75 St. Stephen’s Green

Dublin 2

Ireland

Note:

Any person who intends to appear at the hearing of the said application should notify the Company’s Solicitors, Maples and Calder, 75 St. Stephen’s Green, Dublin 2, Ireland (quoting reference 675325.000019) in writing not later than 5pm (Dublin Time) on 2 November 2016 of that person’s or persons’ intention to appear at the hearing of the said application and should indicate to the said Solicitors whether such person or persons intend to support or oppose the said application and should serve any affidavit evidence on which that person or persons intends to rely on the Company’s Solicitors by that date and time.